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                                                                   EXHIBIT 10.17
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (hereinafter "this Agreement") is made this 23rd day of March 2000, between Florsheim Group Inc. (hereinafter "the Company") and Mr. Peter Corritori (hereinafter "Corritori").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Corritori as its Chief Executive Officer, and Corritori desires to be so employed by the Company, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein set forth, the Company and Corritori hereby agree as follows:

         1. Employment. The Company hereby agrees to employ Corritori, and Corritori hereby agrees to serve, as Chief Executive Officer of the Company. In addition, Corritori shall serve as a director and Chairman of the Company's Board of Directors. Corritori agrees to perform diligently and faithfully such services customary to such office as shall from time to time be reasonably assigned to him by the Company's Board of Directors. Corritori further agrees to use his reasonable best efforts to promote the interests of the Company and to devote substantially all of his full business time and energies to the business and affairs of the Company.

         2. Term of Employment. The employment hereunder shall be for a term of three (3) years commencing on the date hereof (the "Effective Date") and ending on the day


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immediately preceding the third anniversary of the Effective Date (the
"Expiration Date"), unless terminated earlier pursuant to Paragraph 5 of this Agreement (the "Term of Employment"). Beginning on the first anniversary of the Effective Date and on each anniversary date thereafter (each, an "Anniversary Date"), this Agreement shall automatically be renewed for a term of one (1) year unless such renewal is objected to by either the Company or Corritori ninety
(90) days prior to an Anniversary Date.

         3. Corritori's Representations. Corritori represents that he is not bound by any agreement, including, without limitation, the Letter Agreement dated December 29, 1999, between Corritori and Phillips-Van Heusen (the "PVH Agreement") that would prohibit Corritori from entering into this Agreement or performing fully his duties hereunder. Corritori further represents that the execution of this Agreement shall not constitute a breach of any other agreement to which Corritori is a party, including, without limitation, the PVH Agreement. Corritori shall indemnify and hold the Company harmless against all losses, damages, liabilities, causes of action (including reasonable attorneys' fees) resulting from Corritori's breach of the representations set forth herein.

         4.    Compensation and Other Related Matters.

               (a) Salary. As compensation for services rendered hereunder, Corritori shall receive an annual base salary (the "Annual Base Salary") in the amount of Four Hundred Eighty-Five Thousand dollars ($485,000.00), which salary shall be paid in accordance with the Company's then prevailing payroll practices. Corritori's Annual Base Salary shall be reviewed and increased solely in the discretion of the Company's Compensation Committee.

               (b) Bonus. During the Term of Employment, at the end of each fiscal

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year, Corritori shall receive an annual bonus in the amount of 75% of his Annual
Base Salary upon the Company's achievement of budget, such budget objectives to be determined by the Company's Compensation Committee in its sole discretion exercised in good-faith, after consultation with management. Within sixty (60) days from the date hereof, Corritori and the Company's Compensation Committee shall mutually agree on a budget for the fiscal year 2000 which budget shall provide for revenues and EBITDA in excess of those achieved in the 1999 fiscal year. If a change of control (as hereinafter defined) occurs during the first year of this Agreement, the entire bonus target for the year shall be paid. The annual bonus shall be paid in accordance with the Company's existing practices. In the event that this Agreement expires during any portion of a fiscal year, Corritori shall be entitled to receive a pro-rated bonus for the fiscal year in which such expiration occurs provided that the Company achieves budget for such fiscal year.

               (c) Benefits. The fringe benefits, perquisites and other benefits of employment to be provided to the Executive shall be equivalent to such benefits and perquisites as are provided to other senior executives of the Company as amended from time to time.

               (d) Housing. The Company shall provide Corritori with a two-bedroom apartment in Chicago, Illinois for the shorter of (i) the first twenty-four months of this Agreement (the "Initial Period") or (ii) until Corritori relocates to the Chicago area. In the event that the Company is actively being offered for sale or there has been a Change in Control prior to the expiration of the Initial Period, Corritori shall not be required to relocate to Chicago until such time as the Company is no longer for sale, provided there has been no Change in Control.

               (e) Commuting Expenses. The Company shall pay all reasonable


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commuting expenses between Chicago and New York for the shorter of: (i) the
Initial Period; or (ii) until Corritori relocates to the Chicago area. In the event that the Company is actively being offered for sale or there has been a Change in Control prior to the expiration of the Initial Period, the Company shall continue to provide Corritori with reasonable commuting expenses until such time as the Company is no longer for sale provided that there has been no Change in Control.

               (f) Relocation Expenses. The Company will pay reasonable moving expenses for the relocation of Corritori and his family to the Chicago, Illinois vicinity, including the closing costs associated with the sale of Corritori's existing home and his purchase of a new home. In addition, the Company shall reimburse Corritori for the cost of one trip for his wife in connection with Corritori's relocation.

               (g) Business Expenses and Travel. During the Term of Employment, Corritori shall be entitled to reimbursement from the Company for all reasonable expenses incurred by him in performing his services hereunder, provided that such expenses are incurred and accounted for in accordance with Company policy.

               (h) Disability Insurance. During the Term of Employment, the Company shall provide Corritori with a disability insurance plan with a premium of $5,000 per year.

               (i) Legal Fees. The Company shall reimburse Corritori for the legal fees incurred in connection with this Agreement in the maximum amount of $5,000.

               (j) Equity Interest. Prior to July 31, 2000, Corritori shall purchase in the open market the lesser of (i) 75,000 shares of Common Stock of the Company; and (ii) those number of shares of the Company's Common Stock that have an aggregate purchase price of


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$250,000. In addition, upon the execution of this Agreement, Corritori shall receive the option to purchase an additional 275,000 shares of the Company's common stock as follows:

                 (a)  91,666 shares at Market;
                 (b)  91,667 shares at an exercise price of $5.00 per share; and
                 (c)  91,667 shares at an exercise price of $7.50 per share.

Each tranche of options set forth above shall vest and shall become exercisable in accordance with the Company's Stock Option Plan as detailed below:

               Anniversary Date              % of Each Tranche to Vest
               ----------------              -------------------------
                    First                               25%
                    Second                              25%
                    Third                               50%

For purposes hereof, "Market" shall mean the five (5) day moving average prior to the Effective Date.

               In the event of a Change in Control, all of Corritori's outstanding but unvested options will become immediately vested and exercisable.

               For purposes hereof Change in Control shall mean:

                    (i) The acquisition (other than (i) from the Company or (ii) by Apollo (as hereinafter defined)) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act, excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries, of beneficial ownership (within the meaning of Rule 17d-3 promulgated under the 1934 Act) of 50% or more of either the then outstanding shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.; or

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                    (ii) Individuals who, as of the Effective Date constitute
the Board (as of such date, the "Incumbent Board"), cease to constitute at least a majority of the Board as a result of an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act (a "Proxy Vote"); provided, that any person becoming a director subsequent to the first anniversary of the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than as a result of a Proxy
Vote) shall be considered as though such person were a member of the Incumbent Board; or

                    (iii) Approval by the stockholders of the Company of a (i) reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company, and as a result of any of the transactions listed above, Apollo ceases to be the largest shareholder of the Company, in each case, unless the transaction was approved by a majority of the directors then comprising the Incumbent Board.

               For purposes of the definition of "Change of Control", the term "Apollo" shall mean Apollo Advisors, L.P., Lion Advisors, L.P., Artemis America Partnership and any entity that controls, is controlled by or is under common control with Apollo Advisors, L.P. Lion


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Advisors, L.P., and Artemis America Partnership, including accounts under common management.

         5.    Termination.

               (a) Disability. If, as a result of the incapacity of Corritori due to physical or mental illness, Corritori is unable to perform substantially and continuously the duties assigned to him hereunder, for a period of three (3) consecutive months or for a non-consecutive period of nine (9) months during the Term of Employment, the Company may terminate his employment for "Disability" upon thirty (30) days prior written notice to Corritori.

               (b) Death. Corritori's employment shall terminate immediately upon the death of Corritori.

               (c) Cause. The Company shall be entitled to terminate Corritori's employment for "Cause." Termination by the Company of the employment of Corritori for "Cause" shall mean termination based upon (i) the willful failure by Corritori to follow lawful directions communicated to him by the Company's Board of Directors; (ii) the engaging by Corritori in conduct which is materially injurious to the Company, monetarily or otherwise; (iii) a conviction of, a plea of nolo contendere, a plea or confession by Corritori to, or commission of an act involving, an act of fraud, misappropriation or embezzlement or to a felony; (iv) Corritori's habitual drunkenness or use of illegal substances; (v) a material breach by Corritori of this Agreement; (vi) an act of gross neglect or gross misconduct which the Company deems to be good and sufficient cause; (vii) Corritori's failure, unless on business related travel, to perform his duties hereunder in Chicago, Illinois; or (viii) Corritori's breach of any of the representations set forth in Paragraph 3 of this Agreement.

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               (d)  Termination Without Cause. The Company shall have the right to terminate Corritori's employment without cause at any time.

               (e) Good Reason. Corritori shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, Good Reason shall mean (i) a material breach of this Agreement by the Company; (ii) the material reduction in Corritori's responsibilities; (iii) a reduction in Corritori's Annual Base Salary; or (iv) a reduction in Corritori's title.

         6.    Compensation Upon Termination or During Disability.

               (a) Disability. During any period that Corritori fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness (the "Disability Period"), Corritori shall continue to receive his Annual Base Salary at the rate set forth in Paragraph 4(a) of this Agreement, less any compensation payable to Corritori under the applicable disability insurance plan of the Company during such period and shall continue to receive the comprehensive health and major medical insurance, group life insurance and any other insurance benefits provided to Corritori hereunder until this Agreement is terminated pursuant to Paragraph 5(a) hereof. Thereafter, or in the event Corritori's employment shall be terminated by reason of his death, Corritori shall be entitled to receive his pro-rated annual bonus in the year of termination to the extent the Company achieves budget for such year and those benefits provided under the Company's disability insurance program then in effect in accordance with the terms of such program and the Company shall have no further obligation to Corritori under this Agreement.

               (b) Death. Upon Corritori's death, this Agreement shall terminate

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immediately. In such event, Corritori's estate shall be entitled to his pro-rated annual bonus in the year of his death to the extent that the Company achieves budget for such year. Thereafter, the Company shall have no further obligation to Corritori under this Agreement.

               (c) Cause. If Corritori's employment shall be terminated by the Company for "Cause" as defined in Paragraph 5(c) of this Agreement, the Company shall continue to pay Corritori his Annual Base Salary at the rate set forth in Paragraph 4(a) of this Agreement through the date of termination of Corritori's employment. Thereafter, the Company shall have no further obligation to Corritori under this Agreement.

               (d) Termination Without Cause by the Company. If the Company voluntarily terminates Corritori's employment with the Company pursuant to Paragraph 5(d) of this Agreement, the Company shall pay Corritori his (i) Annual Base Salary at the rate set forth in Paragraph 4 (a) and benefits plus (ii) his annual bonus, to the extent the Company achieves budget in the year of termination, for the greater of (i) two years or (ii) the duration of this Agreement (the "Severance Period"). Other than the payments set forth in this Paragraph 6(d), Corritori acknowledges that the Company shall have no further obligation to him under this Agreement.

               (e) Good Reason. In the event that Corritori resigns his employment for Good Reason pursuant to Paragraph 5(e) of the Agreement, the Company shall pay Corritori his Annual Base Salary at the rate set forth in Paragraph 4 (a), provide benefits and pay his annual bonus to the extent that the Company achieves budget in the year of termination through the Severance Period. Other than the payments set forth in this Paragraph 6(e), Corritori acknowledges that the Company shall have no further obligation to him under the Agreement.

         7.    Confidentiality and Restrictive Covenants.


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               (a)  Corritori acknowledges that:

                    (i) the business in which the Company is engaged is intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, certain/all of the Company's plans for creation, acquisition or disposition of products, expansion plans, financial status and plans, products, improvements, formulas, designs or styles, method of distribution, customer lists, product development plans, rules and regulations, personnel information and trade secrets of the Company, all of which are of vital importance to the success of the Company's business (collectively, "Confidential Information");

                    (ii) the direct or indirect disclosure of any Confidential Information would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Company's business;

                    (iii) by his training, experience and expertise, Corritori's services to the Company will be special and unique; and

                    (iv) if Corritori leaves the Company's employ to work for a competitive business, in any capacity, it would cause the Company irreparable harm.

               (b) Covenant Against Disclosure. Corritori therefore covenants and agrees that all Confidential Information relating to the business products and services of the Company, any subsidiary, affiliate or customer shall be and remain the sole property and confidential business information of the Company, free of any rights of Corritori. Corritori further agrees not to make any use of the confidential information except in the performance of his duties hereunder and not to disclose the information to third parties, without the prior written consent of

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the Company. The obligations of Corritori under this Paragraph 7 shall survive any termination of this Agreement. Corritori agrees that, upon any termination of his employment with the Company, all Confidential Information in his possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) will forthwith be returned to the Company and will not be retained by Corritori or furnished to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

               (c) Non-competition. Corritori agrees that, during the Term of Employment and during the Severance Period, Corritori will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, consultant, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which competes with any business conducted by the Company or any of its subsidiaries or affiliates either by (i) selling similar products to customers of the Company; (ii) selling casual or dress footwear or apparel generally; (iii) operating similar retail operations engaged in the sale of footwear or apparel; or (iv) otherwise competing in a competitive business, in any area where such business is being conducted on the date Corritori's employment is terminated hereunder. Notwithstanding the foregoing, in the event that Corritori's employment is terminated for cause pursuant to Paragraph 5(c) of this Agreement by Corritori for Good Reason pursuant to Paragraph 5(e) of this Agreement or Corritori resigns his employment without Good Reason, Corritori shall not engage in any of the activities set forth in this Paragraph 7(c) for a period of two
(2) years following the termination of his employment. Notwithstanding the foregoing, in the


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event of (i) a Change in Control; and (ii) Corritori's
employment is terminated without cause or for Good Reason within eighteen (18) months of the date of the Change in Control, Corritori shall be entitled to compete in the apparel business. Corritori's ownership of securities of a public company engaged in competition with the Company not in excess of five (5) percent of any class of such securities shall not be considered a breach of the covenants set forth in this Paragraph 7.

               (d) Further Covenant. Until the date which is two (2) years after the date of the termination of Corritori's employment hereunder for any reason, Corritori will not, directly or indirectly, take any of the following actions, and, to the extent Corritori owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company or any of its subsidiaries or affiliates during the period of Corritori's employment, Corritori will use his best efforts to ensure that such business does not take any of the following actions:

                    (i) persuade or attempt to persuade any customer of the Company to cease doing business with the Company or any of its subsidiaries or affiliates, or to reduce the amount of business it does with the Company or any of its subsidiaries or affiliates;

                    (ii) solicit for himself or any entity the business of a customer of the Company or any of its subsidiaries or affiliates, or solicit any business which was a customer of the Company or any of its subsidiaries or affiliates within six months prior to the termination of Corritori's employment; and

                    (iii) persuade, attempt to persuade or hire any employee of the Company or any of its subsidiaries or affiliates or any individual who was its employee of the



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Company or any of its subsidiaries or affiliates during the two (2) years prior to Corritori's termination of employment, to leave the employ of the Company or any of its subsidiaries.

         8. Intellectual Property. Corritori hereby agrees that any and all improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information made, developed or created by Corritori (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise) during the period of his employment with the Company, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company or any of its subsidiaries or affiliates, shall be promptly and fully disclosed by Corritori to the Board of Directors and shall be the Company's exclusive property as against Corritori, and Corritori shall promptly deliver to the Board of Directors of the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid.

         Corritori shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such inventions as are to be in the Company's exclusive property as against Corritori under this Paragraph 8 or to vest in the Company title to such inventions as against Corritori, the expense of securing any such patent or copyright, to be borne by the Company.

         9. Breach by Employee. Both parties recognize that the services to be rendered under this Agreement by Corritori are special, unique and extraordinary in character, and that in the event of a breach by Corritori of the terms and conditions of the Agreement to be


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performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Corritori. Without limiting the generality of the foregoing, the parties acknowledge that a breach by Corritori of his obligations under Paragraph 7 or 8 would cause the Company irreparable harm, that no adequate remedy at law would be available in respect thereof and that therefore the Company would be entitled to injunctive relief with respect thereto.

         10.   Miscellaneous.

               (a) Successors; Binding Agreement. This Agreement and the obligations of the Company hereunder and all rights of Corritori hereunder shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that the duties of Corritori hereunder are personal to Corritori and may not be delegated or assigned by him.

               (b) Notice. All notices of termination and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

               If to the Company:

                    Florsheim Group Inc.
                    200 North LaSalle
                    Chicago, Illinois 60601
                    Attention: Richard Anglin


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               If to Corritori:

                    Mr. Peter Corritori
                    6 Sunset Lane
                    Harrison, New York 10528


or to such other address as either party may designate by notice to the other, which notice shall be deemed to have been given upon receipt.

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law rules thereof.

               (d) Waivers. The waiver of either party hereto of any right hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               (e) Validity. The invalidity or enforceability of any provision of this Agreement shall not affect shall otherwise remain in full force and effect. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope or

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activity, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

               (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               (g) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party in respect of said subject matter.

               (h) Headings Descriptive. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

         IN WITNESS WHEREOF, the Company and Corritori have executed this Agreement as of the date first written above.

PETER CORRITORI                                   FLORSHEIM GROUP INC.


Peter P. Corritori Jr.                       By:  Josh Harris
----------------------                            ---------------------------
                                                  Name: Josh Harris
                                                  Title: Director